EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to The 2001 Amended and Restated Equity Participation Plan of SCPIE Holdings Inc. of our report dated March 1, 2002, with respect to the consolidated financial statements and schedules of SCPIE Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Los Angeles, California
May 30, 2002